Exhibit 1.1

DISTRIBUTION AGREEMENT

Made and signed in Tel Aviv on _____ __, 2022

Between

TVPage, Inc.
(hereinafter: "the Company")

And

Leumi Partners Underwriters Ltd
(hereinafter: "the Distributors")

Whereas
the Company has published in Israel on __________a prospectus for completion, to which a permit for publication was given by the Israel Securities Authority, and intends to publish a supplementary notice (together: "the Prospectus") by which it shall offer to the public through a uniform offering method as described in the Securities Regulations (Offering of Securities to the Public), 5767 – 2007 (hereinafter: "the Offering Regulations") up to _________ shares of common stock of the Company each bearing a par value of USD 0.01 (hereinafter: the "Common Stock") and ___  warrants of the Company (hereinafter: the "Warrants") (the Common Stock and the Warrants, collectively, hereinafter: the "Securities");

And whereas	the Securities shall be offered to the public in the composition, quantity, price, method, on the dates and by the terms detailed in the Prospectus;

And whereas
the Company declares and undertakes that the Securities are not and shall not be on their allocation date pledged and that no third party right or claim shall apply with respect to them, that the Company has the full and exclusive right to issue and offer the Securities to the public and that all permits and approvals required for this purpose have been obtained, save the TASE permit to register the Securities for trading;

And whereas
the Securities shall be offered to the public in _________units (hereinafter: the "Units"), each comprising 100 shares of Common Stock and 75 Warrants, with each Warrant exercisable into one share of Common Stock at a price equal to 125% of the price of one share of Common Stock and three-quarters of a Warrant, at a price of NIS ________per Unit and by way of tender over the price per Unit, while the minimum price per Unit shall not be lower than NIS ___________;

And whereas
in addition, the Company has filed with the U.S. Securities and Exchange Commission an offering statement on Form 1-A (including an offering circular) pursuant to Regulation A under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act"), regarding the offer and sale of the Securities in the State of Delaware and, through the Distributors, in Israel;

And whereas
the Company and the Distributors hereby acknowledge and agree that the offering of shares of the Company’s common stock under the Prospectus, will be made outside the United States solely to investors who are not “U.S. persons” in “offshore transactions” (in each case as defined in Rule 902 of Regulation S under the U.S. Securities Act (“Regulation S”)), and none of the Distributors has engaged or will engage in any “directed selling efforts” in the United States (as defined in Regulation S) in connection with the offering of shares of the Company’s common stock under the Prospectus;

And whereas
the selling efforts by the Distributors or anyone acting on behalf of them will only be conducted in Israel and directed only to Israeli investors who are also non-U.S. persons (as defined in Regulation S);

And whereas	qualified investors have provided a prior undertaking, as will be described in the Supplementary Notice, to order __________Units of the Units offered to the public;

And whereas
the Distributors serve as advisors to the Company and distributors of the Securities pursuant to this Agreement on a best efforts basis and without taking any underwriting obligation. Each Distributor will be acting as an independent contractor and will not be the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party,

It is therefore agreed, declared and stipulated between the parties as follows:

1.	Preamble The preamble and appendices to this Agreement form an integral part thereof. The plural form of a word used in this agreement shall be deemed to mean its singular form and vice versa.

In this Agreement, the following terms shall have the meanings appearing next to them. Terms that are not defined in this Agreement and which appear in the Prospectus shall have the meaning defined for them in the Prospectus.

"TASE" -	The Tel Aviv Stock Exchange Ltd.

"Supplementary Notice" -	A notice completing details in the Prospectus, to be delivered pursuant to the Securities Regulations (Supplementary Notice and Prospectus Draft), 5767 – 2007.

The "Distributors"	Leumi Partners Underwriters Ltd.

"Authorized to Receive Requests" -	The Offering Coordinator and the TASE members.

The "Prospectus" -
The Prospectus dated _________ to which a permission for publication was given by the Israel Securities Authority, and the Supplementary Notice, in connection with the offering described above (hereinafter: the "Offering") including any amendment to the Prospectus agreed upon by the Company and the Distributor under the terms of this Agreement. Copies of the Prospectus and the final draft of the Supplementary Notice are attached as Appendix A to this Agreement.

The "Offering Coordinator" or the "Coordinator" -	Bank Leumi Le'Israel B.M.

2.
General

This Agreement is based on the Prospectus published by the Company and on the Supplementary Notice the Company intends to publish in connection with the Securities offering, with those changes agreed on by the Company and the Distributors.

3	The Distributors Undertakings

3.1
Subject to this Agreement, the Distributors shall provide the Company with distribution, management and advisory services with respect to and in connection with the Offering on a best efforts basis. The Distributors' services shall not include the taking of any underwriting guarantee, and the Distributors do not guarantee to purchase the Securities to be offered to the public under the Prospectus and which the public will not purchase, in whole or in part. The Distributors shall not have any obligation to the Company with respect to the Offering, except as may be set forth expressly herein.

3.2
The Distributors declare and undertake that they are authorized to act as a Distributors in accordance with this Agreement, also taking into consideration the Securities Regulations (Underwriting), (Amendment) 5767 – 2007.

3.3
Distributors declare and undertake that their selling efforts or those of anyone acting on their behalf will be made and directed to Israeli investors only and that they will not distribute the Securities to anyone who is a US Person as defined in the U.S. Securities Act.

4.	The Offering Coordination and Transfer of Funds

4.1
Shortly before the tender day, the Offering Coordinator shall open with a banking corporation a special trust account in the Company's name (hereinafter: the "Special Account") and shall deliver to those Authorized to Receive Requests its details. The Special Account shall be managed exclusively by Bank Leumi Le'Israel B.M. as the Offering Coordinator for and in the name of the Company in accordance with the Securities Law, 5728 – 1968 (hereinafter: the "Securities Law"), and in it shall be deposited the amounts paid inter alia for the Securities for which the requests to purchase were answered through the Offering Coordinator and through other TASE members pursuant to the terms of the Prospectus, and the Offering Coordinator shall deal with these and act pursuant to the terms of the Prospectus. On the tender day, promptly after 5:30pm, the orders shall be disclosed in the presence of the Company's representatives and accountant, and as part of this, the tender results shall be summarized and processed by the Offering Coordinator.

4.2
The Coordinator shall transfer to the Company, or to whom the Company instructs, the funds paid for the Securities, requests for which have been answered (including the revenues), deducting the full amounts of the commissions as detailed in Section 6 below, within two business days following the tender day, subject to terms described in the Prospectus. The commissions to the Distributors shall be transferred to them by the Coordinator on the same date as foregoing.

4.3
The transfer of funds to the Company is stipulated on the condition that simultaneously with the transfer of funds as described in Subsection 4.2 above, the Offering Coordinator shall receive from the Company the confirmation of the relevant nominee company that its account in the TASE's clearing house has been irrevocably credited with all Securities purchased by the public.

4.4	The amounts of the commissions deducted by the Coordinator shall be transferred to the Distributors entitled to this according to this Agreement.

4.5
Notwithstanding the provisions of Subsections 4.2 and 4.4 above, the Coordinator shall not transfer any funds to the Company and the Distributors unless the conditions set in the Prospectus and in TASE Guidelines for a "minimal distribution requirements" and listing for trade on the TASE as detailed in the Prospectus are met.

4.6
In the event that the Securities are not listed for trade, the Coordinator shall return to the ordering parties the consideration for the Units that they have paid, if any, together with the revenues accrued on it, if any, and deducting tax as legally required, if any applies.

5.	Registration for Trading

The Company shall use its commercially reasonable efforts to ensure that the Securities being offered in the Prospectus and in the Supplementary Notice will be registered for trading on the TASE, all as described in the Prospectus.

The Company hereby represents and warrants to the Distributors that although the shares of the Company’s common stock offered by the Prospectus are being offered pursuant to Regulation A under the U.S. Securities Act, the shares of the Company’s common stock offered by the Prospectus through the Distributors will only be offered, sold and delivered to non-U.S. persons (as defined in Regulation S) outside the United States.

6.
Commissions

In consideration for the undertakings given and services of the Distributors, including Offering coordination services, and the undertakings from qualified investors, the Company shall pay, through the Offering Coordinator, the fees detailed below:

(1)	Management and Distribution Fee to the Distributors

Management and distribution fee equal to 4.5% of the total gross consideration actually received for the Units offered in the Prospectus and from the exercise of the Warrants (if exercised).

(2)	Coordination Fee

Coordination fee in the amount of NIS 25,000 to be paid to the Offering Coordinator.

(3)	Preliminary Undertaking Fee for Qualified Investors

Preliminary undertaking fee for qualified investors which have provided preliminary undertakings for the purchase of Units in the tender, equal to ____% of the total consideration of the Units of which the qualified investors provided undertakings to place orders, which is calculated according to the minimum price per Unit as this will be defined in the Supplementary Notice.

The sums above shall be paid by the Company through the Offering Coordinator. The foregoing shall constitute an irrevocable instruction from the Company to the Offering Coordinator, to pay the above amounts.

VAT shall be added to all of the payments in accordance with its rate under the law.

It is hereby clarified that in the event that the Offering is not completed for any reason whatsoever and/or the Company does not receive the proceeds from the Offering, the Company will not be required to pay any of the Commissions referred to in this Section 6 above or any payment under this Agreement.

7.	Exhaustive Agreement

This Agreement exhausts all the agreements between the parties and replaces any prior agreement, consent, representation or document between the parties in connection with the matters referred to in it. In addition, no amendment to this agreement shall be valid unless it was made in writing and signed by all parties or their authorized representatives.

8.	Governing Law and Jurisdiction

The laws of the State of Israel only shall govern this Agreement and anything connected to it and the courts in Tel Aviv shall have exclusive jurisdiction to discuss any matter derived from this Agreement.

9.	Authorization to Use the MAGNA System

By signing this Agreement, the Distributors empower the Company's authorized electronic signatory to report in their name through the MAGNA system that they have entered into this Agreement and that they have signed it.

In witness whereof the Parties have signed:

The Company	The Distributors